UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York 10504	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 7, 2008, Steven Rattner was appointed to the Board of Directors of Visant Corporation and its parent companies, Visant Holding Corp. and Visant Secondary Holdings Corp., by a vote of the directors. Mr. Rattner has not currently been appointed to any committees of the Boards.

Mr. Rattner is currently Head of DLJ Merchant Banking Partners (“DLJMBP”) and serves on the Investment Committees of DLJMBP II, III and IV. Affiliates of DLJMBP III hold approximately 41% of Visant Holding Corp.’s voting interest. Mr. Rattner is also Managing Director of Credit Suisse in the Asset Management division. Mr. Rattner joined Credit Suisse in November 2000 when the firm merged with Donaldson, Lufkin & Jenrette, where he was Head of International Fixed Income. He joined Donaldson, Lufkin & Jenrette in 1985 as an Associate in the Investment Banking division. Upon the merger with Credit Suisse, Mr. Rattner became the Head of European Leveraged Finance. Mr. Rattner serves on the boards of Warner Chilcott Limited, United Site Services, Hard Rock Hotels, and Peach Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: May 9, 2008	/s/ PAUL B. CAROUSSO
Paul B. Carousso
Vice President, Finance